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                                                                      EXHIBIT 21

                                ROCK-TENN COMPANY

                        SUBSIDIARIES OF ROCK-TENN COMPANY

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                   NAME                                 JURISDICTION OF INCORPORATION
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

1.    Alliance Display, LLC                                     Delaware
2.    Alliance Rock-Tenn Mexico S. de R.L. de C.V.              Mexico City, Mexico
3.    Alliance Services Mexico, S. de R.L. de C.V.              Mexico City, Mexico
4.    Dominion Paperboard Products, Ltd.                        Quebec, Canada
5.    Groupe Cartem Wilco Inc.                                  Quebec, Canada
6.    Ling Industries, Inc.                                     Quebec, Canada
7.    Ling Quebec Inc.                                          Quebec, Canada
8.    PCPC, Inc.                                                California
9.    Rock-Tenn Company, Mill Division, LLC                     Tennessee
10.   Rock-Tenn Company of Illinois, Inc.                       Illinois
11.   Rock-Tenn Company of Texas                                Georgia
12.   Rock-Tenn Converting Company                              Georgia
13.   Rock-Tenn Financial, Inc.                                 Delaware
14.   Rock-Tenn Packaging Company                               Delaware
15.   Rock-Tenn Partition Company                               Georgia
16.   Rock-Tenn Real Estate, LLC                                Georgia
17.   Rock-Tenn Services Inc.                                   Georgia
18.   Rock-Tenn Shared Services, LLC                            Georgia
19.   RTS Embalajes de Chile Limitada                           Santiago, Chile
20.   RTS Empaques, S. de R.L. C.V.                             Monterrey, Mexico
21.   RTS Packaging, LLC                                        Delaware
22.   Waldorf Corporation                                       Delaware
23.   Wilco, Inc.                                               Quebec, Canada
24.   9124-1232 Quebec Inc.                                     Quebec, Canada
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